Exhibit 10.8

POWELL INDUSTRIES, INC.

2014 NON-EMPLOYEE DIRECTOR EQUITY INCENTIVE PLAN

Purpose of the Plan.  The purpose of the Plan is to: (i) attract and retain the best available Non-Employee Directors, (ii) provide additional incentive to Non-Employee Directors, and (iii) promote the success of the Company's business.  The Plan permits the grant of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Other Stock-Based Awards.

Definition.  As used in this Plan, the following definitions shall apply:

"Applicable Laws" means the requirements relating to the administration of equity-based awards or equity compensation plans under U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or shall be, granted under the Plan.

"Award" means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Stock, Restricted Stock Units or Other Stock‑Based Awards.

"Award Agreement" means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan.  The Award Agreement is subject to the terms and conditions of the Plan.

"Awarded Stock" means the Common Stock subject to an Award.

"Board" means the Board of Directors of the Company.

"Change in Control" means, except as otherwise provided in the Award Agreement, the occurrence of any of the following events:

Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, but other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any affiliate, and other than any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities;

the sale or disposition by the Company of all or substantially all of the Company's assets other than (A) the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale or (B) pursuant to a spin-off type transaction, directly or indirectly, of such assets to the Company's stockholders;

A change in the composition of the Board occurring within a one-year period as a result of which fewer than a majority of the Directors are Incumbent Directors.  "Incumbent Directors" are Directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of Directors to the Company); or

a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

"Code" means the Internal Revenue Code of 1986, as amended, and the U.S. Treasury regulations promulgated thereunder.  Any reference to a section of the Code shall be a reference to any successor or amended section of the Code.

"Committee" means the Compensation Committee of the Board.

"Common Stock" means the Common Stock of the Company, or in the case of Restricted Stock Units and certain Other Stock-Based Awards, the cash equivalent thereof, as applicable.

"Company" means Powell Industries, Inc., a Delaware corporation, and any successor to Powell Industries, Inc.

"Director" means a member of the Board.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the NASDAQ Global Select Market, the NASDAQ Global Market (formerly the NASDAQ National Market) or the NASDAQ Capital Market (formerly the NASDAQ SmallCap Market) of the NASDAQ Stock Market, the Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock for the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee.

Notwithstanding the preceding, for federal, state, and local income tax reporting purposes and for such other purposes as the Committee deems appropriate, the Fair Market Value shall be determined by the Committee in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

(a)"Non-Employee Director" means a regular, active Director or a prospective Director of the Company, in either case who is not an employee of Powell Industries, Inc., as determined by the Committee, in its sole discretion.

(b)"Option" means a non-statutory stock option to purchase Common Stock that by its terms does not qualify or is not intended to qualify as an incentive stock option under Section 422 of the Code.

(c)"Other Stock-Based Awards" means any other awards not specifically described in the Plan that are valued in whole or in part by reference to, or are otherwise based on, Shares and are created by the Committee pursuant to Section 11.

(d)"Parent" means a "parent corporation" with respect to the Company, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(e)"Participant" means a Non-Employee Director who has been granted an Award under the Plan.

(f)"Period of Restriction" means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture.  Such restrictions may be based on the passage of time, the achievement of performance goals or other target levels of performance, or the occurrence of other events as determined by the Committee.

(g)"Plan" means this 2014 Non-Employee Director Equity Incentive Plan.  The Plan was approved by the Compensation Committee of the Board on December 2, 2013, and by the Company’s stockholders on February 26, 2014.

(h)"Prior Plans" means the following plans sponsored by Company: (i) the Non‑Employee Director Restricted Stock plan and (ii) the Non-Employee Director Stock Option Plan.  The Prior Plans were frozen, effective as of the date the Company’s stockholders approved the Plan at the annual meeting of the stockholders held in 2014.

(i)"Restricted Stock" means Shares issued pursuant to a Restricted Stock Award under Section 8.

(j)"Restricted Stock Unit" means, pursuant to Sections 4 and 10 of the Plan, an unfunded and unsecured promise to deliver Shares, cash or other securities equal in value to the Fair Market Value of one Share in the Company on the date of vesting or settlement, or as otherwise set forth in the Award Agreement.

(k)"Section 16(b)" means Section 16(b) of the Exchange Act.

(l)"Share" means a share of Common Stock, as adjusted in accordance with Section 14 of the Plan.

(m)"Stock Appreciation Right" or "SAR" means, pursuant to Section 9 of the Plan, an unfunded and unsecured promise to deliver Shares, cash or other securities equal in value to the difference between the Fair Market Value of a Share as of the date such SAR is exercised/settled and the Fair Market Value of a Share as of the date such SAR was granted, or as otherwise set forth in the Award Agreement.

(n)"Subsidiary" means a "subsidiary corporation" with respect to the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.

Stock Subject to the Plan.

Stock Subject to the Plan.  Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be issued pursuant to all Awards under the Plan is 150,000 Shares, representing the remaining shares available for issuance under the Prior Plans, plus the amount of outstanding Common Stock subject to Lapsed Awards (defined below) under the Prior Plans.  Shares shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash.  Upon payment in Shares pursuant to the exercise of an Award, the number of Shares available for issuance under the Plan shall be reduced only by the number of Shares actually issued in such payment.  If a Participant pays the exercise price (or purchase price, if applicable) of an Award through the tender of Shares, the number of Shares so tendered shall again be available for issuance pursuant to future Awards under the Plan.

Lapsed Awards.  If any outstanding Award expires or is terminated or canceled without having been exercised or settled in full, or if Shares acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company, the Shares allocable to the terminated portion of the Award or the forfeited or repurchased Shares shall again be available for grant under the Plan (the "Lapsed Awards").  Similarly, the shares subject to Lapsed Awards under the Prior Plans shall add to the maximum number of Shares that are available for grant under Section 3(a) of the Plan.

Share Reserve.  The Company, during the term of the Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

Administration of the Plan.

Procedure.  The Committee shall administer the Plan.  However, except to the extent prohibited by Applicable Law, the Committee may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it under the Plan.  Such delegation may be revoked at any time.

Powers of the Committee.  Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to the Committee, the Committee shall have the authority, in its discretion to:

determine the Fair Market Value of Awards;

approve forms of Award Agreements for use under the Plan;

determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted under this Plan, including but not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance goals or other performance criteria), any vesting acceleration or waiver of forfeiture or repurchase restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee, in its sole discretion, shall determine;

construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to the creation and administration of sub-plans;

amend the terms of any outstanding Award, including the discretionary authority to extend the post‑termination exercise period of Awards and accelerate the satisfaction of any vesting criteria or waiver of forfeiture or repurchase restrictions, provided that any amendment that would adversely affect the Participant's rights under an outstanding Award shall not be made without the Participant's written consent.  Notwithstanding the foregoing, an amendment shall not be treated as adversely affecting the rights of the Participant if the amendment is made to the minimum extent necessary to avoid the adverse tax consequences of Section 409A of the Code;

authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Committee;

allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to the Participant under an Award;

establish a program whereby Directors designated by the Committee can reduce compensation otherwise payable in cash in exchange for Awards under the Plan;

impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;

establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance goals or other performance criteria, or other event that absent the election, would entitle the Participant to payment or receipt of Shares or other consideration under an Award; and

make all other determinations that the Committee deems necessary or advisable for administering the Plan.

The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee.  However, the Committee may not exercise any right or power reserved to the Board.

Effect of the Committee's Decision.  The Committee's decisions, determinations, actions and interpretations shall be final, conclusive and binding on all persons having an interest in the Plan.

Indemnification.  The Company shall defend and indemnify members of the Board, officers and employees of the Company or of a Parent or Subsidiary whom authority to act for the Board, the Committee or the Company is delegated ("Indemnitees") to the maximum extent permitted by law against (i) all reasonable expenses, including reasonable attorneys' fees incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein (collectively, a "Claim"), to which any of them is a party by reason of any action taken or failure to act in connection with the Plan, or in connection with any Award granted under the Plan; and (ii) all amounts required to be paid by them in settlement the Claim (provided the settlement is approved by the Company) or required to be paid by them in satisfaction of a judgment in any Claim.  However, no person shall be entitled to indemnification to the extent he is determined in such Claim to be liable for gross negligence, bad faith or intentional misconduct.  In addition, to be entitled to indemnification, the Indemnitee must, within 30 days after written notice of the Claim, offer the Company, in writing, the opportunity, at the Company's expense, to defend the Claim.  The right to indemnification shall be in addition to all other rights of indemnification available to the Indemnitee.

Eligibility.  Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Other Stock-Based Awards may be granted to Directors.

Special Annual Limitations.  Subject to Section 14 of the Plan, the maximum number of Shares that may be subject to Options or Stock Appreciation Rights granted to any Participant in any calendar year shall equal 12,000 Shares and contain an exercise price equal to the Fair Market Value of the Common Stock as of the date of grant.  Subject to Section 14 of the Plan, the maximum number of Shares that may be subject to Restricted Stock, Restricted Stock Units and Other Stock-Based Awards granted to any Participant in any calendar year shall equal 4,000 Shares.

Options.

Term of Option.  The term of each Option shall be stated in the Award Agreement.

Option Exercise Price and Consideration.

Exercise Price.  The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option shall be determined by the Committee, subject to the following:

The per Share exercise price shall be determined by the Committee, but shall not be less than Fair Market Value per Share on the date of grant.

Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 409A of the Code.

Waiting Period and Exercise Dates.  At the time an Option is granted, the Committee shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.  The Committee, in its sole discretion, may accelerate the satisfaction of such conditions at any time.

Form of Consideration.  The Committee shall determine the acceptable form of consideration for exercising an Option, including the method of payment.  Such consideration, to the extent permitted by Applicable Laws, may consist entirely of:

cash;

check;

consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

any combination of the foregoing methods of payment; or

any other consideration and method of payment for the issuance of Shares permitted by Applicable Laws.

Exercise of Option.

Procedure for Exercise; Rights as a Stockholder.  Any Option granted under this Plan shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement.  An Option shall be deemed exercised when the Company receives: (x) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (y) full payment for the Shares with respect to which the Option is exercised.  Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan.  Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his spouse.  Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Awarded Stock, notwithstanding the exercise of the Option.  The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised.  No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan or the applicable Award Agreement.  Exercising an Option in any manner shall decrease the number of Shares thereafter available for sale under the Option by the number of Shares as to which the Option is exercised.

Termination of Relationship as a Non-Employee Director.  If a Participant ceases to be a Non-Employee Director, other than upon the Participant's death or Disability, the Participant may exercise his Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement).  In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for 90 days following the Participant's termination after which the Option shall terminate.  Unless otherwise provided by the Committee, if on the date of termination the Participant is not vested as to his entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan.  If the Participant does not exercise his Option as to all of the vested Shares within the time specified by the Award Agreement, the Option shall terminate, and the remaining Shares covered by the Option shall revert to the Plan.

Disability of Participant.  If a Participant ceases to be a Non-Employee Director as a result of his Disability, the Participant may exercise his Option, to the extent vested, within the time specified in the Award Agreement (but in no event later than the expiration of the term of the Option as set forth in the Award Agreement).  If no time for exercise of the Option on Disability is specified in the Award Agreement, the Option shall remain exercisable for 12 months following the Participant's termination for Disability.  Unless otherwise provided by the Committee, on the date of termination for Disability, the unvested portion of the Option shall revert to the Plan.  If after termination for Disability, the Participant does not exercise his Option as to all of the vested Shares within the time specified by the Award Agreement, the Option shall terminate and the remaining Shares covered by such Option shall revert to the Plan.

Death of Participant.  If a Participant dies while a Non-Employee Director, the Option, to the extent vested, may be exercised within the time specified in the Award Agreement (but in no event may the Option be exercised later than the expiration of the term of the Option as set forth in the Award Agreement), by the beneficiary designated by the Participant prior to his death; provided that such designation must be acceptable to the Committee.  If no beneficiary has been designated by the Participant, then the Option may be exercised by the personal representative of the Participant's estate, or by the persons to whom the Option is transferred pursuant to the Participant's will or in accordance with the laws of descent and distribution.  If the Award Agreement does not specify a time within which the Option must be exercised following a Participant's death, it shall be exercisable for 12 months following his death.  Unless otherwise provided by the Committee, if at the time of death, the Participant is not vested as to his entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan.  If the Option is not exercised as to all of the vested Shares within the time specified by the Committee, the Option shall terminate, and the remaining Shares covered by such Option shall revert to the Plan.

Restricted Stock.

Grant of Restricted Stock.  Subject to the terms and provisions of the Plan, the Board, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Board, in its sole discretion, shall determine.

Restricted Stock Agreement.  Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Board, in its sole discretion, shall determine.  Unless the Board determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on the Shares have lapsed.

Removal of Restrictions.  Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Award made under the Plan shall be released from escrow as soon as practical after the last day of the Period of Restriction.  The Board, in its sole discretion, may accelerate the time at which any restrictions shall lapse or be removed.

Voting Rights.  During the Period of Restriction, Participants holding Shares of Restricted Stock may exercise full voting rights with respect to those Shares, unless the Board determines otherwise.

Dividends and Other Distributions.  During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement.  If any dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

Return of Restricted Stock to Company.  On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

Stock Appreciation Rights

Grant of SARs.  Subject to the terms and conditions of the Plan, a SAR may be granted to Participants at any time and from time to time as shall be determined by the Committee, in its sole discretion.  The Board shall have complete discretion to determine the number of SARs granted to any Participant.  The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan, including the sole discretion to accelerate exercisability at any time.

SAR Agreement.  Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

Expiration of SARs.  A SAR granted under the Plan shall expire upon the date determined by the Committee, in its sole discretion, as set forth in the Award Agreement.  Notwithstanding the foregoing, the rules of Sections 7(d)(ii), 7(d)(iii) and 7(d)(iv) shall also apply to SARs.

Payment of SAR Amount.  Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

The number of Shares with respect to which the SAR is exercised.

At the sole discretion of the Committee, the payment upon the exercise of a SAR may be in cash, in Shares of equivalent value, or in some combination thereof.

Restricted Stock Units.  Restricted Stock Units shall consist of a Restricted Stock, performance share or performance unit award that the Committee, in its sole discretion permits to be paid out in a lump sum, installments or on a deferred basis, in accordance with rules and procedures established by the Committee

Other Stock-Based Awards.  Other Stock-Based Awards may be granted either alone, in addition to, or in tandem with, other Awards granted under the Plan and/or cash awards made outside of the Plan.  The Board shall have authority to determine the Non-Employee Directors to whom and the time or times at which Other Stock-Based Awards shall be made, the amount of such Other Stock-Based Awards, and all other conditions of the Other Stock-Based Awards, including any dividend or voting rights and whether the Award should be paid in cash.

Leaves of Absence.  Unless the Committee provides otherwise, vesting of Awards granted under this Plan shall be suspended during any unpaid leave of absence and shall resume on the date the Participant returns to the Company as a Non-Employee Director as determined by the Company; provided, however, that no vesting credit shall be awarded for the time vesting has been suspended during such leave of absence.

Non-Transferability of Awards.  Unless determined otherwise by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by shall or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant.  If the Committee makes an Award transferable, such Award shall contain such additional terms and conditions as the Committee deems appropriate.

Adjustments; Dissolution or Liquidation; Change in Control.

Adjustments.  In the event of any change in the outstanding Shares of Common Stock by reason of any stock split, stock dividend or other non‑recurring dividends or distributions, recapitalization, merger, consolidation, spin‑off, combination, repurchase or exchange of stock, reorganization, liquidation, dissolution or other similar corporate transaction that affects the Common Stock, an adjustment shall be made, as the Committee deems necessary or appropriate, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.  Such adjustment may include an adjustment to the number and class of Shares which may be delivered under the Plan, the number, class and price of Shares subject to outstanding Awards, the number and class of Shares issuable pursuant to Options, and the numerical limits in Sections 3 and 6.  Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Committee shall notify each Participant as soon as practical prior to the effective date of the proposed transaction.  The Committee, in its sole discretion, may provide for a Participant to have the right to exercise his Award, to the extent applicable, until 10 days prior to the transaction as to all of the Awarded Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable.  In addition, the Committee may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse 100%, and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated.  To the extent it has not been previously exercised or vested, an Award shall terminate immediately prior to the consummation of such proposed action.

Change in Control.  This Section 14(c) shall apply except to the extent otherwise provided in the Award Agreement.

Stock Options and SARs.  In the event of a Change in Control, the Participant shall fully vest in and have the right to exercise each outstanding Option and SAR as to all of the Awarded Stock, including Shares as to which it would not otherwise be vested or exercisable.  The Committee shall notify the Participant in writing or electronically that the Option or SAR shall be exercisable, to the extent vested, for a period of up to 15 days from the date of such notice, and the Option or SAR shall terminate upon the expiration of such period.

Restricted Stock, Performance Shares, Performance Units, Restricted Stock Units and Other Stock-Based Awards.  In the event of a Change in Control, the Participant shall fully vest in each outstanding Award of Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, and Other Stock‑Based Award, including as to Shares or Units that would not otherwise be vested, all applicable restrictions shall lapse, and all performance objectives and other vesting criteria shall be deemed achieved at targeted levels.

Date of Grant.  The date of grant of an Award shall be, for all purposes, the date on which the Board makes the determination granting such Award, or a later date as is determined by the Board.  Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

Board and Stockholder Approval; Term of Plan.  The Plan became effective on December 2, 2013, subject to approval from the Company’s stockholders.  From its effectiveness, the Plan shall continue in effect for a term of ten years unless terminated earlier under Section 18 of the Plan.

Amendment and Termination of the Plan.

Amendment and Termination.  The Board may at any time amend, alter, suspend or terminate the Plan.

Stockholder Approval.  The Company shall obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

Effect of Amendment or Termination.  No amendment, alteration, suspension, or termination of the Plan shall materially or adversely impair the rights of any Participant, unless otherwise mutually agreed upon by the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company.  Termination of the Plan shall not affect the Committee's ability to exercise the powers granted to it under this Plan with respect to Awards granted under the Plan prior to the date of termination.

Conditions upon Issuance of Shares.

Legal Compliance.  Shares shall not be issued pursuant to the exercise of an Award unless the exercise of the Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

Investment Representations.  As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving the Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute the Shares if, in the opinion of counsel for the Company, such a representation is required.

(o)Taxes.  Participants shall be solely responsible for any applicable taxes (including, without limitation, income and excise taxes) and penalties, and any interest that accrues thereon, that they incur in connection with the receipt, vesting or exercise of any Award.

Severability.  Notwithstanding any contrary provision of the Plan or an Award to the contrary, if any one or more of the provisions (or any part thereof) of this Plan or the Awards shall be held invalid, illegal, or unenforceable in any respect, such provision shall be modified so as to make it valid, legal, and enforceable, and the validity, legality, and enforceability of the remaining provisions (or any part thereof) of the Plan or Award, as applicable, shall not in any way be affected or impaired thereby.

Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

No Rights to Awards.  No eligible Non-Employee Director or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee shall be obligated to treat Participants or any other person uniformly.

No Stockholder Rights.  Except as otherwise provided in an Award Agreement, a Participant shall have none of the rights of a stockholder with respect to Shares covered by an Award until the Participant becomes the record owner of the Shares.

Fractional Shares.  No fractional Shares shall be issued and the Committee shall determine, in its sole discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down as appropriate.

Governing Law.  The Plan, all Award Agreements, and all related matters, shall be governed by the laws of the State of Texas, without regard to choice of law principles that direct the application of the laws of another state.

Unfunded Obligation.  This Section 25 shall only apply to Awards that are not settled in Shares.  Participants shall have the status of general unsecured creditors of the Company.  Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes.  Neither the Company nor any Parent or Subsidiary shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations.  The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations under this Plan.  Any investments or the creation or maintenance of any trust for any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee, the Company or any Parent or Subsidiary and Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant's creditors in any assets of the Company or Parent or Subsidiary.  The Participants shall have no claim against the Company or any Parent or Subsidiary for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

Section 409A.  It is the intention of the Company that no Award shall be "deferred compensation" subject to Section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly.  The following rules shall apply to Awards intended to be subject to Section 409A of the Code ("409A Awards"):

In the case of a 409A Award providing for distribution or settlement upon vesting or lapse of a risk of forfeiture, if the time of such distribution or settlement is not otherwise specified in the Plan or Award Agreement or other governing document, the distribution or settlement shall be made no later than March 15 of the calendar year following the calendar year in which such 409A Award vested or the risk of forfeiture lapsed.

In the case of any distribution of any other 409A Award, if the timing of such distribution is not otherwise specified in the Plan or Award Agreement or other governing document, the distribution shall be made not later than the end of the calendar year during which the settlement of the 409A Award is specified to occur.

Construction.  Headings in this Plan are included for convenience and shall not be considered in the interpretation of the Plan.  References to sections are to Sections of this Plan unless otherwise indicated.  Pronouns shall be construed to include the masculine, feminine, neutral, singular or plural as the identity of the antecedent may require.  This Plan shall be construed according to its fair meaning and shall not be strictly construed against the Company.

*     *     *     *     *